EXHIBIT 23.1















                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in V Band Corporation's Registration Statements Nos. 2-94923, 33-7540, 33-19146 and 33-62458 on Form S-8 of our report dated December 17, 1997 (January 31, 1998 as to Note 4 and February 9, 1998 as to Note 5) appearing on page F-1 of the Annual Report on Form 10-K for the year ended October 31, 1997.





/s/DELOITTE & TOUCHE  LLP
-------------------------
DELOITTE & TOUCHE  LLP

Stamford, Connecticut
February 11, 1998